SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 18, 1994


                            MILLIPORE CORPORATION
           (Exact name of registrant as specified in its charter)




      Massachusetts                  0-1052            04-2170233
State or other jurisdiction       (Commission        (IRS Employer
    of incorporation)             File Number)    Identification No.)


               80 Ashby Road, Bedford, Massachusetts     01730
               (Address of principal executive offices)(Zip Code)


          Registrant's telephone number, including area code:  (617) 275-9200













                             Page 1 of 15 pages
                     Exhibit Index is located on Page 10

Item 2.  Acquisition or Disposition of Assets

     On November 11, 1993, Millipore Corporation (the Company) announced its intent to divest its Waters Chromatography (Waters) product lines and exit its non-membrane bioscience business Biosearch), and to focus the Company on its membrane business. The Company filed an 8-K dated November 30, 1993 restating the Company's unaudited results for 1993, 1992 and 1991 and its unaudited balance sheets as of September 30, 1993 and December 31, 1992 to reflect Waters and Biosearch as discontinued operations. The results of operations of these discontinued businesses since November 11, 1993 have been deferred pending finalization of the divestitures.

     On April 22, 1994, the Company announced that its Board of Directors had approved the use of the anticipated net proceeds from the sale of Waters for the repurchase of Company stock. A copy of that press release is attached as
Exhibit 99(a) hereto and is incorporated by reference.

     On August 18, 1994, the Company finalized the sale of the net assets of Waters to Waters Holdings, Inc., a corporation owned equally by AEA Investors Inc. and Bain Capital, Inc. The sale was effected pursuant to an amended and restated purchase and sale agreement dated as of March 31, 1994 (executed June 28, 1994) and as amended on August 11, 1994. On August 18, 1994, the Company issued a press release announcing the consummation of the sale. A copy of that press release is attached as Exhibit 99(b) hereto and is incorporated by reference. The sale price, which was established through arms' length negotiations following the solicitation, receipt and consideration of proposals from various interested parties, was $340,000,000.

     On August 23, 1994, the Company announced that it had completed the sale of Biosearch to PerSeptive Biosystems, Inc. For this transaction, the Company received approximately $1,000,000 in cash and 4,000 shares of non-voting preferred stock redeemable in four equal annual installments of $10,000,000. A copy of that press release is attached as Exhibit 99(c).

     The net proceeds from these two transactions was approximately
$300,000,000.

     On August 24, 1994, the Company announced that it would repurchase up to 3,500,000 shares through a procedure referred to as a Dutch auction. On August 25, 1994, the Company will extend to shareholders an offer to purchase shares at a price not less than $52.00 and not greater than $60.00. This offer will expire at 12:00 midnight on September 22, 1994. A copy of that press release is attached as Exhibit 99(d) hereto and is incorporated by reference.

     Financial information delivered pursuant to Item 7(b) of Form 8-K is also incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

(b)  Pro forma financial information

(1) Unaudited Pro Forma Condensed Consolidated Statement of Income of Millipore Corporation for the six months ended June 30, 1994 and the year ended December 31, 1993

     Unaudited Pro Forma Condensed Consolidated Balance Sheet of Millipore Corporation as of June 30, 1994

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits

     Exhibit 99 (a) Press Release dated April 22, 1994

     Exhibit 99 (b) Press Release dated August 18, 1994

     Exhibit 99 (c) Press Release dated August 23, 1994

     Exhibit 99 (d) Press Release dated August 24, 1994

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              MILLIPORE CORPORATION



Date   August 24, 1994        /S/MICHAEL P. CARROLL
                              Michael P. Carroll
                              Vice President, Chief Financial
                              Officer and Treasurer

                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            FINANCIAL STATEMENTS




On August 18, 1994, the Company completed the sale of Waters. On August 22, 1994, the Company completed the sale of Biosearch. The Company has realized approximately $300,000,000 in net proceeds from these transactions. Subsequent to these transactions, the Company has invited shareholders to participate in a "dutch auction" tender offer. Under the terms of the tender offer, the Company intends to repurchase up to 3,500,000 shares of common stock at a purchase price not less than $52.00 and not more than $60.00 per share.

The following unaudited condensed consolidated pro forma financial statements gives effect to the disposition of the discontinued businesses and the purchase of shares pursuant to the Offer, based on certain assumptions described in the Notes to the Condensed Consolidated Pro Forma Financial Statements. The Consolidated Statements of Income give effect to the transactions as if they had occurred on January 1, 1994 and January 1, 1993. These financial statements should be read in conjunction with the historical financial statements and are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transactions been completed at the dates indicated or that may be obtained in the future.

                            MILLIPORE CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        YEAR ENDED DECEMBER 31, 1993
                    (In thousands except per share data)

                              Historical   Pro Forma     Pro Forma
                              Statements  Adjustments      Results

Net sales                       $445,366                  $445,366
Cost of sales                    193,575                   193,575
  Gross profit                   251,791                   251,791

Selling, general and
  administrative expenses        145,647                   145,647
Research and development
  expenses                        34,952                    34,952
  Operating income                71,192                    71,192

Interest expense, net              7,969                     7,969

Income from continuing operations
  before income taxes             63,223                    63,223

Provision for income taxes        14,225                    14,225

Income from continuing
  operations                      48,998                    48,998

Loss from discontinued operations(10,851)     10,851             -

Income before extraordinary item  38,147      10,851        48,998

Extraordinary item-loss on early
  extinguishment of debt           3,544                     3,544

Net income                     $  34,603   $  10,851     $  45,454

Income per common share:
  Income from continuing
     operations                   $ 1.75                   $  2.00
  Net income                      $ 1.24                   $  1.86

Weighted average common shares
  outstanding                     27,951      (3,500)       24,451

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                            MILLIPORE CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       SIX MONTHS ENDED JUNE 30, 1994
                    (In thousands except per share data)

                          Historical    Pro Forma     Pro Forma
                          Statements   Adjustments     Results

Net sales                   $243,649                  $243,649
Cost of sales                104,175                   104,175
  Gross profit               139,474                   139,474

Selling, general and
  administrative expenses     77,565                    77,565
Research and development
  expenses                    17,004                    17,004
  Operating income            44,905                    44,905

Interest expense, net          2,497                     2,497

Income from continuing operations
  before income taxes         42,408                    42,408

Provision for income taxes     9,542                     9,542

Income from continuing
  operations                  32,866                    32,866

Earnings (loss) from discontinued
  operations                       -                         -

  Net income               $  32,866                 $  32,866

Income per common share:
  Income from continuing
     operations                $1.16                   $  1.33
  Net income                   $1.16                   $  1.33

Weighted average common shares
  outstanding                 28,256       (3,500)      24,756

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                            MILLIPORE CORPORATION
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                             AS OF JUNE 30, 1994
                               (In thousands)


                               Historical   Pro Forma   Pro Forma
                               Statements  Adjustments   Results

Assets

Cash and short-term investments   $20,508    $89,500     $110,008
Accounts receivable, net          123,496                 123,496
Accounts receivable-other               -     24,600       24,600
Inventories                        75,943                  75,943
Other current assets                8,730                   8,730
Net current assets of
    discontinued operations       146,647   (146,647)           -

  Total current assets            375,324    (32,547)     342,777

Property, plant and equipment, net197,299                 197,299
Intangible and other assets        50,597     18,000       68,597
Net long-term assets of
    discontinued operations       100,428   (100,428)           -

  Total assets                   $723,648  $(114,975)    $608,673


Liabilities and Shareholders' Equity

Notes payable and current portion
     of long-term debt            $26,098                 $26,098
Accounts payable and
     accrued expenses              52,785     85,525      138,310
Dividends payable                   4,253                   4,253
Accrued retirement plan contributions3,005                  3,005
Accrued and deferred income
      taxes payable                 10,324                 10,324

  Total current liabilities         96,465    85,525      181,990

Long-term debt                     102,061                102,061
Other liabilities                   18,257                 18,257

Shareholders' equity               506,865  (200,500)     306,365

  Total liabilities and
      shareholders' equity        $723,648 $(114,975)    $608,673


The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                            MILLIPORE CORPORATION
                   NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS



1. The Company has sold Waters for $330,000,000 in cash and $10,000,000 in preferred stock. The Company has sold Biosearch for $1,000,000 in cash and 4,000 shares of non-voting preferred stock redeemable in four equal annual installments of $10,000,000. The sale of Waters and Biosearch resulted in net cash proceeds of approximately $300,000,000. The pro forma financial statements assume the following:

     - The divestitures are assumed to have generated a $10,000,000 after tax gain. The gain is reflected as an adjustment to shareholders' equity as of the beginning of 1993 and 1994.

     - Accounts receivable balances from Waters and Biosearch customers which have been retained by the Company are classified as accounts receivable-other.

     - The preferred stock referred to above has been recorded at its estimated market value of $18,000,000 and has been classified in other assets.

     - The Company purchased 3,500,000 shares of its common stock at the maximum price under the tender offer of $60.00 per share ($210,000,000).

     - Expenses directly related to the share repurchase offer are assumed to be $500,000 and are charged against additional paid in capital.

     - None of the 1,300,000 shares exercisable by employees of the Company under the Company's employee stock option plan are assumed to be exercised in the stock tender offer.

     Adjustments have been recorded in the unaudited pro forma condensed consolidated financial statements to reflect the receipt of the net proceeds, the disposition of the net assets of the businesses and the recording of accruals to cover the costs associated with the transactions. The pro forma results assume no reinvestment of the excess proceeds over the purchase price of the shares. There can be no assurance that the Company will purchase 3,500,000 shares or the price at which the shares will be repurchased.

2. Net income has been adjusted by the Company's results of its Chromatography and Bioscience divisions which were previously reported as discontinued operations.

3. The unaudited pro forma income from continuing operations per share is based upon the average number of common shares outstanding for the six months ended June 30, 1994 and the year ended December 31, 1993 reduced by the common stock repurchased.

                                EXHIBIT INDEX



                                                      Sequential
Exhibit                                              Page Number

99(a)               Press Release dated April 22, 1994   11

99(b)               Press Release dated August 18, 1994  12-13

99(c)               Press Release dated August  23, 1994 14

99(d)               Press Release dated August 24, 1994  15

                                             Exhibit 99(a)



For Immediate Release


Contact:  John Glass, Director of Investor Relations, (617) 275-9211,
         ext. 2353
          Geoffrey Helliwell, Director of Treasury Operations,
          (617) 275-9200,
          ext. 2032


                     Share Buy-Back Planned by Millipore


Bedford, Massachusetts, April 22, 1994 -- Millipore Corporation (NYSE/MIL) announced today that at a meeting following yesterday's Annual Meeting of Shareholders, its Board of Directors approved the use of approximately $300 million of the anticipated net proceeds from the sale of its Waters Chromatography division for the repurchase of the Company's stock. The exact method of repurchase has not been decided at this time. The Company does not expect to begin share repurchase before the completion of the Waters transaction which is expected at the end of the second quarter.

In a related matter, Millipore also announced that it will immediately reinstate its long-standing practice of purchasing shares in the open market to meet some or all of its anticipated short-term demand for stock under its employee stock plan. The size of such demands for calendar 1994 is anticipated to be somewhat in excess of 1 million shares.

Millipore is a multinational company focused on applying purification technology to critical research and manufacturing problems in global growth markets, including the pharmaceutical/biotechnology, electronics/industrial, university/government, and medical/health care markets.

                                             Exhibit 99(b)
For Immediate Release

Contact:  John Glass, Director of Investor Relations
         (617) 275-9200, ext. 2353

         Geoffrey Helliwell, Director of Treasury Operations
         (617) 275-9200, ext. 2032

         Millipore Finalizes Sale of Waters Chromatography Division

Bedford, Massachusetts, August 18, 1994 - Millipore Corporation (NYSE/MIL) announced today that it has finalized the sale of its Waters Chromatography Division to Waters Holdings, Inc., a new corporation owned equally by AEA Investors, Inc. and Bain Capital, Inc. The sale price was $340 million. As previously announced, the Company anticipates that the net proceeds of this transaction, approximately $300 million, will be applied primarily to the repurchase of Millipore stock.

John Gilmartin, Millipore's Chairman and CEO, commented: "We have realized excellent value for Waters, reflecting its status as a technology and market leader in high performance liquid chromatography. We intend to quickly translate that into shareholder value through an aggressive share repurchase program.

"The sale of Waters is the major milestone in our efforts to refocus Millipore on its core purification business. The refocusing effort has already paid off in improved sales and earnings growth in the past six months."

Douglas Berthiaume, CEO and President of Waters, noted: "This announcement signifies the end of a mutually rewarding process for both Millipore and Waters. As an independent corporation, Waters will have the resources and commitment to focus entirely on the field of liquid chromatography, providing our customers with a total system solution worldwide."

Included in the Waters transaction were the facilities and equipment at Waters manufacturing plants in Milford, Massachusetts and Taunton, Massachusetts, as well as facilities and equipment in Waters sales and service offices worldwide.

Millipore is a multinational company focused on applying purification technology to critical research and manufacturing problems in global growth markets, including the pharmaceutical/biotechnology, electronics/industrial, university/government and medical/health care markets.

                                        Exhibit 99(c)
For Immediate Release


Contact:  John Glass, Director of Investor Relations
         (617) 275-9200, ext. 2353

         Geoffrey Helliwell, Director of Treasury Operations
         (617) 275-9200, ext. 2032

               Millipore Completes Sale of Biosearch Division
                       to PerSeptive Biosystems, Inc.

Bedford, Massachusetts, August 23, 1994 - Millipore Corporation (NYSE/MIL) announced that it has completed the sale of its Biosearch Division to PerSeptive Biosystems, Inc. (Nasdaq/NMSPBIO). For this transaction Millipore received approximately $1 million in cash and 4,000 shares of non-voting preferred stock redeemable in four equal annual installments of $10 million.

John Gilmartin, Millipore's Chairman and CEO, commented: "We're pleased to have completed this transaction with PerSeptive Biosystems. It is a key milestone in our refocusing efforts. PerSeptive Biosystems also offers an excellent strategic and organizational fit for our Biosearch Division."

Millipore will continue to support and focus on the life science research community with its membrane-based systems and devices. Biosearch products include instrumentation and chemistries for nucleic acid synthesis, peptide synthesis and fluorescence-based assays.

PerSeptive Biosystems, Inc. designs, manufactures and markets proprietary products and systems for the purification and analysis of biomolecules.

Millipore is a multinational company focused on applying purification technology to critical research and manufacturing problems in global growth markets, including the pharmaceutical/biotechnology, electronics/industrial, university/government and medical/health care markets.

                                        Exhibit 99(d)
For Immediate Release

Contact:  John Glass, Director of Investor Relations
         (617) 275-9200, ext. 2353

         Geoffrey Helliwell, Director of Treasury Operations
         (617) 275-9200, ext. 2032

             Millipore $300 Million Stock Repurchase to Include
                         "Dutch Auction" Self-Tender

Bedford, Massachusetts, August 24, 1994 -- Millipore announced today it was using a portion of the $300 million in net proceeds from the sale of its Waters Chromatography and Biosearch Divisions to repurchase up to 3,500,000 shares of its common stock through a Dutch Auction Self-Tender. Subsequent to the completion of the self-tender offer, the balance of the proceeds is expected to be used to fund an open-market repurchase program. The self-tender offer will commence on August 25, 1994 and expire at midnight on September 22, 1994, unless extended.

Under the terms of the offer, the Company will invite shareholders to tender their shares at prices between $52 and $60, as the shareholder shall specify. Millipore will determine the single, per share price within that price range (the "Purchase Price") that will allow it to purchase 3,500,000 shares or such lesser number as may be tendered. All shares validly tendered at or below the Purchase Price will be purchased at the Purchase Price. If more than 3,500,000 shares are tendered at or below the Purchase Price, there will be a proration. The offer is not conditioned on any minimum number of shares being tendered. The offer is, however, subject to certain other conditions set forth in the offer.

J.P. Morgan Securities Inc. is acting as Dealer Manager for the offer and D.F. King & Co., Inc. is acting as the Information Agent.

Millipore is a multinational company focused on applying purification technology to critical research and manufacturing problems in global growth markets, including the pharmaceutical/biotechnology, electronics/industrial, university/government, and medical/health care markets.
                                   Page 15